EXHIBIT 10.5



                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 10th day of March, 2006, by and between BV Pharmaceutical Inc., a Nevada corporation (hereinafter called "Corporation"), and Gregory Leigh Lyons (hereinafter called "Executive").

                                   WITNESSETH:
                                   __________

     In consideration of the compensation payable to Executive by the Corporation pursuant to this Agreement, and the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

     1. EMPLOYMENT AND POSITION. The Corporation hereby employs the Executive as Chief Executive Officer of the Corporation, and the Executive hereby accepts said employment and agrees to render such services to the Corporation on the terms and conditions set forth in this Agreement. During the term of this Agreement, the Executive shall report directly and solely to the board of directors and shall have such executive responsibilities to and shall perform such executive services for the Corporation as may be consistent with his titles. All other officers (excluding the President) and employees of the Corporation shall report, directly or indirectly, to the Executive.

     2. TERM. Subject to the provisions for extension and termination set forth in this Agreement, the initial term of this Agreement will begin on April 1, 2006 and shall terminate on April 1, 2009 unless sooner terminated ("Initial Term"), provided that the term of this Agreement and the Executive's employment hereunder shall be deemed to be extended for additional terms of one-year each (each, an "Additional Term") commencing on the day after the expiration of the Initial Term or the previous Additional Term unless either party elects to terminate this Agreement at the end of the Initial Term or any Additional Term by giving the other party written notice of such election at least sixty (60) days before the expiration thereof. The Initial Term and all Additional Terms shall be referred to collectively as the "Term".

     3. COMPENSATION. As compensation for all services to be performed by the Executive under this Agreement, the Corporation shall compensate Executive as follows:

     (a) BASE COMPENSATION. The Corporation shall pay the Executive base compensation ("Base Salary") equal to One Hundred Eighty Thousand U.S. Dollars ($180,000) per annum, which may be increased from time to time in such amounts as are determined by the Board of Directors of the Corporation and shall not be decreased without the Executive's written consent. The term "Base Salary" shall refer to the Base Salary as so increased. The Base Salary will be payable in installments in accordance with the Corporation's regular payroll practices from time to time. The Base Salary and all other remuneration paid to the Executive shall be subject to applicable employment and income tax withholding taxes.


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     (b) BONUS. In addition to the Base Salary, the Corporation shall pay the
Executive during the term of this Agreement on each anniversary of the commencement of the Initial Term such bonus payments as may be determined by the Board of Directors of the Corporation based upon the Corporation's achievement of the goals set forth in the Corporation's business plan as in effect from time to time.

     (c) STOCK GRANT. The Board of Directors of the Corporation may, from time to time, in the Board's sole discretion grant the Executive shares of the Corporation's restricted Common Stock, and/or warrants and/or options to purchase restricted shares of Common Stock, in amounts deemed appropriate by the Board, based on the Executive's performance of his duties (the "Stock Grant") The stock included in the Stock Grant shall be duly authorized, legally issued, fully paid and non-assessable upon the issuance thereof. The Corporation is under no obligation or duty to issue any Stock Grant to Executive.

     (d) BENEFITS. During the Term of this Agreement, the Executive shall be eligible to participate in the standard fringe benefits package and incentive compensation plans generally made available to the executive management employees of the Corporation, as such benefits may be determined or changed from time to time by the Board of Directors of the Corporation. The fringe benefit programs will include at a minimum reasonable hospital and major medical insurance coverage for Executive and the family of the Executive. Without limiting the generality of the foregoing, the Corporation shall at a minimum reimburse the Executive for the amount of Blue Cross insurance coverage costing approximately $800 per month at the time this Agreement is entered into and shall increase such reimbursement as the cost of such coverage is increased by the provider thereof from time to time.

     (e) EXPENSES. During the Term of this Agreement, the Corporation shall reimburse the Executive for any and all expenses reasonably incurred by the Executive incident to the performance of the duties imposed upon Executive hereunder and which are substantiated in accordance with reasonable policies and procedures of the Corporation in effect from time to time.

     (f) AUTO ALLOWANCE. During the Term of this Agreement, the Corporation shall pay to the Executive an automobile allowance of Four Hundred Dollars ($400) a month in addition to the Executive's Base Salary.

     4. OFFICE. The Corporation will maintain an appropriately appointed and furnished executive office in a location selected by the Executive at his discretion from time to time, with a computer and such additional equipment and office furnishings as are necessary to carry out the responsibilities of the office of the Chief Operating Officer The Corporation shall provide the Executive with secretarial and other administrative staff and support services suitable to the Executive's duties and responsibilities hereunder. Without limiting the generality of the foregoing sentence, the Corporation shall at a minimum pay One Thousand Dollars ($1,000.00) per month towards the rental and administrative expense of the Executive's office.

     5. TERMINATION.

     (a) DEATH OR DISABILITY.

     This Agreement shall terminate automatically upon the Executive's death.


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     The Corporation shall be entitled to terminate this Agreement because of the Executive's disability during the Term. Such termination shall only become effective if (i) one hundred and eighty (180) days shall elapse after the date on which the Corporation gives the Executive written notice of its intention to effect such a termination based on disability, and (ii) during such 180-day period the Executive shall not have returned to full-time performance of the Executive's duties.

     (b) TERMINATION BY THE CORPORATION.

     The Corporation may terminate this Agreement for Cause at any time during the Term, at which time the Term shall end. The Corporation shall give the Executive written notice of such termination, setting forth in reasonable detail the specific conditions that it considers to constitute Cause, and termination shall be effective thirty (30) days after the delivery of such notice.

     For purposes of this Agreement, the term "Cause" shall mean, when used with respect to the termination of this Agreement by the Corporation, the conviction of the Executive by a court of competent jurisdiction of a felony involving a crime of fraud or a financial crime against the Corporation, such as embezzlement or other theft from the Corporation.

     (c) TERMINATION BY EXECUTIVE.

     The Executive may terminate this Agreement for Good Reason at any time during the Term, at which time the Term shall end. The Executive shall give the Corporation written notice of such termination, setting forth in reasonable detail the specific conditions that the Executive considers to constitute Good Reason, and termination shall be effective thirty (30) days after the delivery of such notice.

     For purposes of this Agreement, the term "Good Reason" means (a) any failure by the Corporation to comply with any provision of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Corporation within thirty (30) days after receipt of notice thereof from the Executive; or (b) the assignment to the Executive of any duties or responsibilities inconsistent in any material respect with those customarily associated with the positions held by the Executive during the Term.

     6. OBLIGATIONS OF THE CORPORATION UPON TERMINATION

     (a) TERMINATION FOR OTHER THAN GOOD REASON, FOR DEATH OR DISABILITY, OR FOR CAUSE. If, during the Term, the Corporation terminates this Agreement due to the death or disability of the Executive in accordance with Section 5(a) or for Cause in accordance with Section 5(b), or the Executive terminates this Agreement other than for Good Reason in accordance with Section 5(c), then the Corporation shall pay to the Executive (or in the event of termination of employment by reason of the Executive's death, his legal representative or his estate if no representative has been appointed) in a lump sum in cash, within 30 days after the date of Termination, an amount equal to the accrued but unpaid salary pursuant to Section 3(a) and the bonuses as to which the goals set forth on Exhibit B have been achieved but which have not been paid in accordance with
Section 3(b) (even if the deadline for such achievement has not yet occurred).

     (b) TERMINATION FOR GOOD REASON OR OTHER THAN FOR CAUSE. If the Executive terminates this Agreement for Good Reason pursuant to Section 5(c) or the Corporation terminates this Agreement other than pursuant to Section 5(b) for


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Cause, then the Corporation shall pay to the Executive, in a lump sum in cash within 30 days after the date of Termination, an amount equal to two hundred fifty percent (250%) of the salary that the Corporation would have been obligated to pay the Executive pursuant to Section 3(a) during the Calculation Period if the Agreement had remained unterminated until the end of the Calculation Period plus the amount of all bonuses set forth on Exhibit B, except for any bonus for which the deadline for achievement has passed that was not earned on such deadline, and less any salary that has already been paid.

     As used herein, "Calculation Period" shall mean the period (i) beginning on the first day of the Initial Term and (ii) ending on (A) the last day of the Initial Term if termination occurs more than sixty (60) days before the end of the Initial Term, (B) the last day of the first Additional Term if termination occurs sixty (60) days or fewer from the end of the Initial Term or during such Additional Term before sixty (60) days from the end thereof, or (C) the last day of the next succeeding Additional Term if termination occurs sixty (60) days or less from the end of any Additional Term.

     (c) OBLIGATION TO REIMBURSE EXPENSES. The obligation of the Corporation under Sections 3(d)-(f) shall survive the termination of this agreement.

     7. CONFIDENTIAL INFORMATION.

     (a) NONDISCLOSURE. The Executive shall not, during or after the period during which he is employed by the Corporation, and for five (5) years thereafter, disclose any Confidential Information (as such term is defined herein) to any Person for any reason or purpose whatsoever, other than in connection with the performance of his duties under this Agreement. The term "Confidential Information" shall mean all confidential information of or relating to the Corporation and any of its Affiliates, including without limitation, financial information and data, business plans and information regarding prospects and opportunities (such as, by way of example only, client and customer lists and acquisition, disposition, expansion, product development and other strategic plans), but does not include any information that is or becomes public knowledge by means other than the Executive's breach or nonobservance of his obligations described in this Section 7. Notwithstanding the foregoing, the Executive may disclose such Confidential Information as he may be legally required to do so in connection with any legal or regulatory proceeding; provided, however, that the Executive shall provide the Corporation with prior notice of any such required or potentially required disclosure and the Corporation may at its own expense seek appropriate confidential treatment of any such Confidential Information that may be so required to be disclosed in connection with any such legal or regulatory proceeding. The Executive's obligation to refrain from disclosing any Confidential Information under this
Section 7 shall continue in effect in accordance with its terms following any termination of this Agreement. The Executive acknowledges that he will not use any Confidential Information for any reason after his employment with the Corporation is terminated other than as permitted in this Section 7.

     (b) INJUNCTIVE RELIEF. The Executive acknowledges and agrees that the Corporation will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 7. The Executive agrees that the Corporation shall be entitled to equitable and/or injunctive relief, on an ex parte basis, without notice and without bond, to prevent any breach or threatened breach of this Section 7, and to specific performance of each of the terms of this Section 7 in addition to any other legal or equitable remedies that the Corporation may have. The


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Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 7, raise the defense that the Corporation has an adequate remedy at law.

     (c) SPECIAL SEVERABILITY; SURVIVABILITY. The terms and provisions of this
Section 7 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. This Section 7 shall survive the expiration or termination of this Agreement.

     8. FULL SETTLEMENT; MITIGATION. The Corporation's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Corporation may have against the Executive or others other than a claim, right or action for fraud. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

     10. INDEMNIFICATION. The Corporation shall pay or indemnify the Executive to the full extent permitted by Nevada law for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of his duties hereunder.

     11. NOTICES. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section
11), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

         If to Corporation, addressed to:

                                            BV Pharmaceutical Inc.
                                            Suite 2410
                                            West Georgia Street
                                            Vancouver, British Columbia
                                            Canada V6E 2N7
                                            Attention: CEO
                                            Fax: (604) 682-5564

         If to the Executive:
                                            Gregory Leigh Lyons
                                            6932 Holeman Avenue
                                            Blaine, WA 98230
                                            Cell: (360) 305-5438

Notices shall be deemed given upon the earliest to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the


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facsimile confirmed receipt) prior to 5:00 p.m. Pacific Time and, if sent after
5:00 p.m. Pacific Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

     12. BINDING EFFECT; BENEFITS. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. There are no third party beneficiaries to this Agreement.

     13. ENTIRE AGREEMENT. This Agreement constitutes the final written expression of all of the agreements between the Parties with respect to the subject matter hereof and supersedes all understandings and negotiations concerning the matters specified herein. No addition to or modification of any provision of this Agreement will be binding upon any party unless made in writing and signed by the party to be bound.

     14. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of Washington, without reference to principles of conflict of laws. Executive expressly consents to the sole and exclusive jurisdiction of the state courts in the State of Washington for resolution of any dispute hereunder, and consents to sole and exclusive venue in Whatcom County, Washington. The prevailing party in any dispute resolution process shall be entitled, in addition to an award determined by such process, to an award of attorneys' fees, costs and expenses incurred in such process.

     15 WITHHOLDING. The Corporation may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     16. HEADINGS. Headings of the Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

     17. NO CONFLICT. The Executive represents and warrants that performance of the terms of this Agreement will not breach or conflict with any agreement entered into by the Executive, and that the Executive will not enter into any agreement in conflict herewith.

     18. ASSIGNABILITY. Neither party hereto may assign any of its or his rights or obligations hereunder without the prior written consent of the other party hereto, which consent may be withheld in the sole discretion of such other party.

     19. WAIVERS. The failure or delay of the Corporation at any time to require performance by the Executive of any provision of this Agreement, even if known, will not affect the right of the Corporation to require performance of that


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provision or to exercise any right, power or remedy hereunder, and any waiver by the Corporation of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on the Executive in any case will, of itself, entitle the Executive to any other or further notice or demand in similar or other circumstances.

     20. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, (i) references in this Agreement to the plural include the singular, the singular the plural, the masculine the feminine, the feminine the masculine and the part the whole and (ii) the word "or" will not be construed as exclusive and the word "including" will not be construed as limiting.

     21. NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and will not be strictly construed against either party.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.


     IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement on the day and year first above written.


                                        BV PHARMACEUTICAL INC.


                                     By: /s/ LEE SOUTHERN
                                         ----------------
                                         Lee Southern, Member Board of Directors


                                        EXECUTIVE


                                        /s/ G. LEIGH LYONS
                                        -------------------
                                        Gregory Leigh Lyons